Exhibit 1A-11

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Annual Report on Form 1-K/A of Opening Night Enterprises, LLC of our report dated October 23, 2020, relating to our audit of the financial statements for the period ended December31, 2019 and 2018.

/s/ TAAD, LLP

Diamond Bar, California

October 23, 2020